AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING
AND BUSINESS FINANCING AGREEMENT

This Amendment is made to (i) that certain Agreement for Wholesale Financing dated August 31, 2000, between ePlus Technology, inc. ("Dealer") and GE Commercial Distribution Finance Corporation ("CDF"), as amended ("AWF) and (ii) that certain Business Financing Agreement between Dealer and CDF dated August 31, 2000, as amended ("BFA").

FOR VALUE RECEIVED, CDF and Dealer agree as follows:

1.  Section 2.1 of the BFA is hereby amended in its entirety to read as follows:

"2.1 Accounts Receivable Facility.  Subject to the terms of this Agreement, CDF agrees to provide to Dealer an Accounts Receivable Facility of Thirty Million Dollars ($30,000,000.00); provided, however, that:  (i) at no time during the Temporary Increase Period (as defined below) will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, One Hundred Million Dollars ($100,000,000.00), and (ii) at no time other than from June 19, 2007 through September 30, 2007 (“Temporary Increase Period”) will the principal amount outstanding under the Accounts Receivable Facility and Dealer’s inventory floorplan credit facility with CDF exceed, in the aggregate, Eighty-Five Million Dollars ($85,000,000.00).  CDF's decision to advance funds will not be binding until the funds are actually advanced."

In addition, subject to the terms of the AWF, CDF agrees to provide to Dealer an inventory floorplan credit facility of:  (a) One Hundred Million Dollars ($100,000,000.00) during the Temporary Increase Period, and (b) at all times other than the Temporary Increase Period, Eighty-Five Million Dollars ($85,000,000.00); provided, however, that (i) at no time during the Temporary Increase Period will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, One Hundred Million Dollars ($100,000,000.00), and (ii) at no time other than during the Temporary Increase Period will the principal amount outstanding under the Accounts Receivable Facility and Dealer’s inventory floorplan credit facility with CDF exceed, in the aggregate, Eighty-Five Million Dollars ($85,000,000.00).  CDF's decision to advance funds will not be binding until the funds are actually advanced.

Dealer waives notice of CDF's acceptance of this Amendment.

All other terms and provisions of the AWF and BFA, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Dealer and CDF have executed this Amendment on this 2nd day of August, 2007.

EPLUS TECHNOLOGY, INC.

By: /s/ Steven J. Mencarini, CFO
Steven J. Mencarini, Chief Financial Officer

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

By: /s/ David Mintert
David Mintert, Vice President of Operations